As filed with the Securities and Exchange Commission on January 13, 1998
                              Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                           JEVIC TRANSPORTATION, INC.
               (Exact Name of Registrant as Specified in Charter)


             NEW JERSEY                                  23-2280922
  (State or Other Jurisdiction of             (I.R.S. Employer Identification
   Incorporation or Organization)                         Number)

                                  P.O. Box 5157
                                Delanco, NJ 08075
                                 (609) 461-7111
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                          EMPLOYEE STOCK PURCHASE PLAN
                               1997 INCENTIVE PLAN
                             1994 STOCK OPTION PLAN
                            (Full title of the plans)

                            Mr. Harry J. Muhlschlegel
                             Chief Executive Officer
                            and Chairman of the Board
                           Jevic Transportation, Inc.
                                  P.O. Box 5157
                                Delanco, NJ 08075
                     (Name and address of agent for service)

                                 (609) 461-7111
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                       Proposed maximum          Proposed maximum
 Title of shares to be          Amount to be          offering price per        aggregate offering           Amount of
       registered                registered               share (1)                 price (1)            registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock (no                    300,000 shares          $15.625               $ 4,687,500.00            $1,382.82
par value)                          764,700 shares          $15.625               $11,948,437.50            $3,524.79
                                    735,300 shares          $15.00                $11,029,500.00            $3,253.71
                                    685,820 shares          $ 8.49                $ 5,822,611.80            $1,717.67
===============================================================================================================================
Total                             2,485,820 shares                                $33,488,049.30            $9,878.99
===============================================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $15.625, the average of the high and low prices for the common stock reported on the Nasdaq National Market on January 12, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by Jevic Transportation, Inc. ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

         (a) the Company's prospectus dated October 7, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933.

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         (c) the description of the Company's Common Stock, no par value per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 14A:2-7(3) of the New Jersey Business Corporation Act (the "NJBCA") permits New Jersey corporations to eliminate or limit the liability of directors for breach of any duty owed to the Company or its shareholders, except for any breach of duty based upon an act or omission (a) in breach of such director's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by the director of an improper personal benefit. The last paragraph of Article FIFTH of the Company's Restated Certificate of Incorporation and Section 14 of Article III of the Company's By-laws eliminate liability of directors for breach of any duty to the Company or its shareholders to the extent permitted by the NJBCA.

         Section 14A:3-5 of the NJBCA permits each New Jersey business corporation to indemnify a "corporate agent" against expenses and liability in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation (unless the corporate agent shall have been adjudged not liable to the corporation or shall have been adjudged liable, but in view of all the circumstances in the case, the court in which such proceeding was brought shall determine that such corporate agent is fairly and reasonably entitled to indemnity), if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Such indemnification may only be made by the corporation as authorized in a specific case upon a determination (by the board of directors of the corporation, a committee thereof, independent legal counsel via a written opinion or by the shareholders (if the board so directs)) that indemnification is proper because the corporate agent has met the applicable standard of conduct. The NJBCA defines a "corporate agent" as any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.
Article X of the Company's By-laws provides that the Company shall indemnify any director or officer of the Company and may indemnify any other corporate agent to the full extent permitted by Section 14A:3-5 of the NJBCA. To the extent that a corporate agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in NJBCA Section 14A:3-5(2) or (3), or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Company against expenses in connection therewith. Such expenses may be paid by the Company in advance of the final disposition of the action, suit or proceedings as authorized by the Board of Directors upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification. The Appendix to Article X of the Company's By-laws prescribes procedures for the submission and determination of claims for indemnification, including procedures regarding the determination of whether a corporate agent has met the applicable standard of conduct.

         Section 14A:3-5(9) of the NJBCA permits, and Article X of the Company's By-laws provides, that any corporate agent may be insured by insurance purchased and maintained by the Company against any expenses incurred in any proceeding and any liabilities asserted against him or her in his or her capacity as a corporate agent, whether or not the Company would have the power to indemnify him or her against any such liability. In this regard, the Company maintains a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.


         Exhibit No.       Description
         -----------       -----------
           4.1             Employee Stock Purchase Plan (Incorporated herein by reference to
                           Exhibit 10.3 to the Company's Registration Statement No. 333-33469 on
                           Form S-1).

           4.2             1997 Incentive Plan (Incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement No. 333-33469 on Form S-1).

           4.3             1994 Stock Option Plan (Incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement No. 333-33469 on Form S-1).

           5.1             Opinion of Pepper Hamilton LLP

          23.1             Consent of Arthur Andersen LLP

          24.1             Power of Attorney (See Pages 6 and 7).


Item 9.  Undertakings

         The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delanco, New Jersey, on January 13, 1998.


                                    JEVIC TRANSPORTATION, INC.


                                    By: /s/ Harry J. Muhlschlegel
                                        --------------------------------
                                          Harry J. Muhlschlegel
                                          Chief Executive Office and
                                          Chairman of the Board

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Harry J. Muhlschlegel and Karen B. Muhlschlegel and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 13, 1998 in the capacities indicated:

              Signature                                    Title
              ---------                                    -----
/s/ Harry J. Muhlschlegel
--------------------------------------            Chairman of the Board and Chief
Harry J. Muhlschlegel                             Executive Officer

/s/ Karen B. Muhlschlegel
-------------------------------------
Karen B. Muhlschlegel                             Vice President, Secretary and Director

/s/ Paul J. Karvois
--------------------------------------            President, Chief Operating Officer and
Paul J. Karvois                                   Director

/s/ Brian J. Fitzpatrick
--------------------------------------            Senior Vice President - Finance and
Brian J. Fitzpatrick                              Chief Financial Officer (the chief
                                                  financial and accounting officer)

/s/ Gordon R. Bowker
-------------------------------------
Gordon R. Bowker                                  Director

/s/ Samuel H. Jones, Jr.
--------------------------------------            Director
Samuel H. Jones, Jr.

                                  EXHIBIT INDEX


         Exhibit No.                        Description
         -----------                        -----------

          5.1              Opinion of Pepper Hamilton LLP

         23.1              Consent of Arthur Andersen LLP

         24.1              Power of Attorney (See Pages 6 and 7).